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                           OFFER TO PURCHASE FOR CASH
         ALL OUTSTANDING 7.50% CONVERTIBLE SUBORDINATED NOTES DUE 2007
                                       AT
                   $280 PER $1,000 PRINCIPAL AMOUNT OF NOTES
                                       OF
                    ALLIED RISER COMMUNICATIONS CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 11, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                    May 11, 2001

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated May 11, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") and other materials relating to the Offer by Allied Riser Communications Corporation, a Delaware corporation ("Allied Riser"), to purchase all of its outstanding 7.50% Convertible Subordinated Notes Due 2007 (the "Notes"), at an offer price of $280 per $1,000 principal amount of Notes, net to the seller in cash, without interest, on the terms and subject to the conditions set forth in the Offer. In addition, Allied Riser will pay tendering holders accrued but unpaid interest on the Notes up to, but excluding, the Payment Date. The next semi-annual interest payment on the Notes is payable on June 15, 2001, to record holders of the Notes as of June 1, 2001. Notwithstanding anything contained in this Offer to the contrary, if the expiration of the Offer occurs prior to June 15, 2001, all tendering holders of Notes are required to assign to Allied Riser the right to receive the semi-annual interest payment that is payable on June 15, 2001 to record holders of Notes as of June 1, 2001.

     Holders of Notes who cannot complete the procedures for book-entry transfer prior to the Expiration Date must tender their Notes according to the guaranteed delivery procedures set forth in the section entitled "Procedures for Tendering Notes" in the Offer to Purchase. All capitalized terms used in this letter and not defined have the meanings set forth in the Offer to Purchase.

     We are (or our nominee is) the holder of record of Notes held by us for your account. A tender of such Notes can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Notes held by us for your account.

     Accordingly, we request instructions as to whether you wish to have us tender any or all of the Notes held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The offer price is $280 per $1,000 principal amount of Notes, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. In addition, Allied Riser will pay tendering holders accrued but unpaid interest on the Notes up to, but excluding, the Payment Date. The next semi-annual interest payment on the Notes is payable on June 15, 2001, to record holders of the Notes as of June 1, 2001. Notwithstanding anything contained in this Offer to the contrary, if the expiration of the Offer occurs prior to June 15, 2001, all tendering holders of Notes are required to assign to Allied Riser the right to receive the semi-annual interest payment that is payable on June 15, 2001 to record holders of Notes as of June 1, 2001.

          2. The Offer is being made for any and all outstanding Notes.

          3. Tendering holders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as set forth in Instruction 5
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     of the Letter of Transmittal, transfer taxes on the purchase of Notes by
     Allied Riser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

          4. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Monday, June 11, 2001, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf. If you would like to withdraw your Notes that you have tendered, you can withdraw them so long as the Offer remains open or any time after July 9, 2001 if they have not yet been accepted for payment.

          5. Notwithstanding any other provision of the Offer, payment for Notes accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees or an electronic confirmation pursuant to the DTC's ATOP system (together with a Book-Entry Confirmation) and any other documents required by the Letter of Transmittal. See the section entitled "Procedures for Tendering Notes" in the Offer to Purchase. Under no circumstances will interest be paid on the Offer Price of the Notes to be paid by Allied Riser, regardless of any extension of the Offer or any delay in making such payment.

     NEITHER ALLIED RISER NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY HOLDER AS TO WHETHER TO TENDER ALL OR ANY NOTES. HOLDERS MUST MAKE THEIR OWN DECISIONS AS TO WHETHER TO TENDER NOTES AND, IF SO, WHAT PRINCIPAL AMOUNT OF NOTES TO TENDER.

     If you wish to have us tender any or all of the Notes held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. An envelope to return your instructions to us is enclosed. IF YOU AUTHORIZE THE TENDER OF YOUR NOTES, ALL SUCH NOTES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE INSTRUCTION FORM SET FORTH BELOW.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Allied Riser by Goldman, Sachs & Co. or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
         ALL OUTSTANDING 7.50% CONVERTIBLE SUBORDINATED NOTES DUE 2007
                                       AT
                   $280 PER $1,000 PRINCIPAL AMOUNT OF NOTES
                                       OF
                    ALLIED RISER COMMUNICATIONS CORPORATION

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated May 11, 2001, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the Offer by Allied Riser Communications Corporation, a Delaware corporation ("Allied Riser"), to purchase any and all of its outstanding 7.50% Convertible Subordinated Notes Due 2007 (the "Notes") at a purchase price of $280 per $1,000 principal amount of Notes, net to the seller in cash, without interest, on the terms and subject to the conditions set forth in the Offer to Purchase. In addition, Allied Riser will pay tendering holders accrued but unpaid interest on the Notes up to, but excluding, the Payment Date. The next semi-annual interest payment on the Notes is payable on June 15, 2001, to record holders of the Notes as of June 1, 2001. Notwithstanding anything contained in this Offer to the contrary, if the expiration of the Offer occurs prior to June 15, 2001, all tendering holders of Notes are required to assign to Allied Riser the right to receive the semi-annual interest payment that is payable on June 15, 2001 to record holders of Notes as of June 1, 2001.

     This will instruct you to tender to Allied Riser the principal amount of Notes indicated below (or, if no amount is indicated below, all Notes) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Principal Amount of Notes to be Tendered:*
                                           -------------------------------------

Date:               , 2001
      -------------
                                   SIGN HERE

Signature(s):
              ------------------------------------------------------------------

Print Name(s):
               -----------------------------------------------------------------

Print Address(es):
                   -------------------------------------------------------------

Area Code and Telephone Number(s):
                                   ---------------------------------------------

Taxpayer Identification or Social Security Number(s):
                                                      --------------------------

* Unless otherwise indicated, it will be assumed that all Notes held by us for your account are to be tendered.

   THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.

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